EXHIBIT 99.1

Press Release

UNIVERSAL COMMUNICATION SYSTEMS, INC. SIGNS DEFINITIVE AGREEMENT AND CONCLUDES TRANSACTION TO ACQUIRE MILLENNIUM ELECTRIC TOU LIMITED
Friday August 22, 5:39 pm ET

COMPANY TO FORMALLY ANNOUNCE ENTRY TO THE SOLAR POWER INDUSTRY
MIAMI, Aug. 22 /PRNewswire-FirstCall/ -- Universal Communication Systems, Inc. (OTC Bulletin Board: UCSY - News) company chairman Michael J. Zwebner announced today that pursuant to the Letter of Intent that was entered into between the parties on June 12th 2003, the companies have today, signed and executed the definitive agreement for the purchase by Universal Communication Systems, Inc. of Millennium Electric TOU Limited.
Mr. Zwebner went on to state: "We are very happy to welcome the Millennium Electric Team, headed up by Mr. Ami Elazari to our fast-growing company. Mr. Elazari, of world fame and repute in the solar power industry, comes to us with over 25 years of solar power technology and experience, and brings with him, a number of solid patents covering newly emerging solar power applications and systems. Our company has very ambitious plans to be a new powerful force in the solar industry. Now that we have concluded the purchase of Millennium Electric, we plan to segment the company into several operating divisions, each concentrating on a particular aspect of the solar industry. We will shortly be making further announcements in this regard."
Ami Elazari, President of Millennium Electric TOU Limited, made the following statement from his office in Tel Aviv: "I am very happy for us to join the UCSY group, which will now enable us to implement our unique breakthrough technology and apply our unique patents and systems in the field of building integrated Photo Voltaic / Thermal building elements into the 21st century. We already have initial success in the installations of such systems in Asia, Europe and Africa. Millennium's mission is to establish a community based on solar power stations which utilize our unique PV solar energy for creating a clean, green, free, safe and economic growing environment with a variety of private, public and industrial applications. Millennium foresees a future where every home, public or industrial building will have its own independent energy power station, sourcing free energy from the sun."
More information as well as details of the company's new web site will be announced soon.
    About Universal Communication Systems, Inc.
    For further detailed information, visit our web address: www.ucsy.com

    About Millennium Electric TOU Limited
    For further detailed information, visit our web address; www.millennium-electric-inc.com
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Safe Harbor:
Caution Concerning Forward-Looking Statements by Universal Communication Systems, Inc.
This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and factors affecting the integration of the businesses of Universal Communication Systems, Inc. More detailed information about these factors may be found in filings by Universal Communication Systems, Inc. with the Securities and Exchange Commission, including their most recent annual reports on Form 10-KSB and quarterly reports on Form 10-QSB. Universal Communication Systems, Inc. is under no obligation to, and expressly disclaim any such obligation to, update or alter their forward-looking statements, whether as a result of new information, future events, or otherwise.

     Contact:
     Universal Communication Systems, Inc., Miami
     Rolando Sablon, 305/672-6344
     Company web address: http://www.ucsy.com
     For further information email us at: info@ucsy.com
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Source: Universal Communications Systems, Inc.